UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2011

HIGHLANDS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-54110	27-1954096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
310 Route 94 Vernon, New Jersey	07462
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 764-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders was held on May 3, 2011 (the "Annual Meeting").  The matters considered and voted on by the Bank’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1: The election of twelve directors, each for a one-year term:

Nominee	For	Against	Abstentions	Broker Non-Votes
John V. Bosma	922,114	25,881	0	0
E. Jane Brown	936,602	11,393	0	0
George E. Irwin	935,807	12,188	0	0
Andrew J. Mulvihill	904,930	43,065	0	0
Steven V. Oroho	936,404	11,591	0	0
Jeffrey M. Parrott	922,125	25,870	0	0
Dov Perlysky	936,602	11,393	0	0
Edward H. Rolando	936,602	11,393	0	0
Charles H. Shotmeyer	936,602	11,393	0	0
Martin Theobald	936,602	11,393	0	0
Douglas Verduin	936,602	11,393	0	0
Bruce D. Zaretsky	936,602	11,393	0	0

Matter 2:  An Amendment to the Company’s Certificate of Incorporation to provide for 1,000,000 shares of series preferred stock, the terms, conditions and designations of which may be set by the Board of Directors at the time of issuance:

For	Against	Abstentions	Broker Non-Votes
889,664	45,392	12,939	0

Matter 3:  The approval of Highlands Bancorp, Inc.  2011 Equity Compensation Plan:

For	Against	Abstentions	Broker Non-Votes
874,893	61,156	11,946	0

Matter 4:  To consider a non-binding shareholders resolution approving the executive compensation of the Bank:

For	Against	Abstentions	Broker Non-Votes
877,750	58,299	11,946	0

Pursuant to the foregoing votes, the above listed nominees were elected to serve as directors until the 2012 Annual Meeting of Stockholders, each until his or her replacement has been duly elected and qualified, and each of: (i) the amendment to the Bank’s certificate of incorporation, (ii) the 2011 Equity Compensation Plan, and (iii) the resolution approving the Bank’s executive compensation, was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANCORP, INC.

Date:	May 6, 2011	By:	/s/	George E. Irwin
George E. Irwin
President and Chief Executive Officer